================================================================================



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 9, 1999
                        (Date of earliest event reported)


                            OnHealth Network Company
             (Exact name of registrant as specified in its charter)


                         Commission file number: 0-22212

           Washington                                    41-1686038
(State of incorporation or organization)      (IRS Employer Identification No.)


             808 Howell Street, Suite 400 Seattle, Washington 98101
                    (Address of principal executive offices)

                                 (206) 583-0100
              (Registrant's telephone number, including area code)
================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 9, 1999, pursuant to an Agreement and Plan of Reorganization, dated as of September 9, 1999 (the "Reorganization Agreement"), OnHealth Network Company, a Washington corporation ("OnHealth"), acquired by merger, through its wholly owned subsidiary BB Acquisition, Inc., a Delaware corporation ("Sub"), BabyData.com Inc., a Delaware corporation ("BabyData"). The acquisition was effectuated by a merger of Sub with and into BabyData. BabyData's Web site, babydata.com, provides information for pregnant couples and those trying to conceive.

Pursuant to the Merger Agreement, at the Closing, all of the outstanding shares of BabyData were converted into 681,534 shares of OnHealth common stock having a value of approximately $4.7 million. The acquisition of BabyData was accounted for using the purchase method of accounting.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

                                                                                 Page
                                                                                 ----
                   BabyData.com (a development stage company)
                          Audited Financial Statements:
       Report of Ernst & Young LLP, Independent Auditors........................   3
       Balance Sheets as of December 31, 1998 and December 31, 1997..............  4
       Statements of Operations for the year ended December 31, 1998, for the period from July 1, 1997  (inception) to December 31, 1997 and for the cumulative period from July 1, 1997 (inception) to
          December 31, 1998....................................................... 5
       Statements of Proprietorship Equity for period from July 1, 1997
          (inception) to December 31, 1998 ......................................  6
       Statements of Cash Flows for the year ended  December 31, 1998, for the period from July 1, 1997 (inception) to December 31, 1997 and for the cumulative period from July 1, 1997 (inception) to
          December 31, 1998......................................................  7
       Notes to Financial Statements.............................................  8

                   BabyData.com (a development stage company)
                         Unaudited Financial Statements:
       Condensed Balance Sheets as of and June 30, 1999 and
          December 31, 1998.......................................................10
       Condensed Statements of Operations for the six month periods ended
          June 30, 1999 and 1998 and for the cumulative period from
          July 1, 1997 (inception) to June 30, 1999...............................11
       Condensed Statements of Cash Flows for the six month periods ended June 30,  1999 and 1998 and for the cumulative period from July 1, 1997 (inception) to June 30, 1999..........................12
       Notes to Condensed Financial Statements....................................13

(b)      Unaudited Pro Forma Financial Information

       Pro Forma Condensed Balance Sheet as of June 30, 1999......................15
       Pro Forma Condensed Statement of Operations for the six month period ended June 30, 1999..............................................16
       Pro Forma Condensed Statement of Operations for the year ended
          December 31,1998........................................................17
       Notes to Pro Forma Condensed Financial Statements..........................18

                         Report of Independent Auditors

The Sole Proprietor
BabyData.com

We have audited the accompanying balance sheets of BabyData.com (a development stage company) as of December 31, 1998 and 1997, and the related statements of operations, proprietorship equity, and cash flows for the year ended December 31, 1998, for the period from July 1, 1997 (inception) to December 31, 1997 and for the period from July 1, 1997 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BabyData.com at December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 for the period from July 1, 1997 (inception) to December 31 1997 and for the period from July 1, 1997 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.


                                                         ERNST & YOUNG LLP


Seattle, Washington
October 1, 1999

                                  BABYDATA.COM
                          (a development stage company)

                                 BALANCE SHEETS

                                                                             December 31,        December 31,
                                                                                 1998                1997
                                                                            ----------------    ---------------

ASSETS

 Web site                                                                   $      37,345       $      10,844
 Web site development in process                                                    4,825                   -
 Accumulated amortization                                                          (6,224)                  -
                                                                            ----------------    ---------------
                                                                                   35,946              10,844

Total assets                                                                $      35,946       $      10,844
                                                                            ================    ===============

LIABILITIES AND PROPRIETORSHIP EQUITY

Current liabilities:
 Accrued expenses                                                           $                   $
                                                                                      758                   -
                                                                            ----------------    ---------------
Total current liabilities                                                             758                   -

Proprietorship equity:
      Proprietorship capital                                                       44,318              10,844
      Deficit accumulated during development stage                                 (9,130)                  -
                                                                            ----------------    ---------------
Total proprietorship equity                                                        35,188              10,844
                                                                            ================    ===============
Total liabilities and proprietorship equity                                 $      35,946       $      10,844
                                                                            ================    ===============




                       See notes to financial statements.

                                  BABYDATA.COM
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                                                     Period from           Period from
                                                     Year            July 1, 1997          July 1, 1997
                                                    Ended           (inception) to        (inception) to
                                                 December 31,        December 31,          December 31,
                                                     1998                1997                  1998
                                              ----------------    -------------------    ----------------

Operating expenses:
     General and administrative               $        9,130      $               -      $         9,130
                                              ----------------    -------------------    ----------------
           Total operating expenses                    9,130                      -                9,130
                                              ----------------    -------------------    ----------------
Loss from operations                                  (9,130)                     -               (9,130)
                                              ----------------    -------------------    ----------------

Net loss                                      $       (9,130)     $               -      $        (9,130)
                                              ================    ===================    ================








                       See Notes to Financial Statements.

                                  BABYDATA.COM
                          (a development stage company)

                       STATEMENTS OF PROPRIETORSHIP EQUITY
            PERIOD FROM JULY 1, 1997 (INCEPTION) TO DECEMBER 31, 1998


                                                                               Deficit
                                                                             Accumulated              Total
                                                      Proprietorship          During the          Proprietorship
                                                         Capital           Development Stage          Equity
                                                     -----------------     ------------------    -----------------


     Contributions from owner                        $        10,844       $              -      $         10,844
                                                     -----------------     ------------------    -----------------
     Balance at December 31, 1997                             10,844                      -                10,844

     Contributions from owner                                 33,474                                       33,474
     Net loss                                                      -                 (9,130)               (9,130)
                                                     =================     ==================    =================
     Balance at December 31, 1998                    $        44,318       $         (9,130)     $         35,188
                                                     =================     ==================    =================





                       See Notes to Financial Statements.

                                                   BABYDATA.COM
                                          (a development stage company)

                                             STATEMENTS OF CASH FLOWS

                                                                                 July 1, 1997       July 1, 1997
                                                              Year Ended         (inception)         (inception)
                                                             December 31,       to December 31,     to December 31,
                                                                 1998                1997                1998
                                                            ---------------     ---------------    ----------------

OPERATING ACTIVITIES:
     Net loss                                               $      (9,130)      $           -      $      (9,130)
     Adjustments to reconcile net loss to cash used
      in operating activities:
         Amortization                                               6,224                   -              6,224
         Changes in assets and liabilities:
             Increase in accrued expenses                             758                   -                758
                                                            ---------------     ---------------    ----------------
Net cash used in operating activities                              (2,148)                  -             (2,148)

INVESTING ACTIVITIES:
     Payments for Web site development                            (31,326)            (10,844)           (42,170)
                                                            ---------------     ---------------    ----------------
Net cash used in investing activities                             (31,326)            (10,844)           (42,170)

FINANCING ACTIVITIES:
     Capital contributions from owner                              33,474              10,844             44,318
                                                            ---------------     ---------------    ----------------
Net cash provided by financing activities                          33,474              10,844             44,318
                                                            ---------------     ---------------    ----------------

Net increase in cash and cash equivalents                               -                   -                  -
Cash and cash equivalents at beginning of period                        -                   -                  -
                                                            ===============     ===============    ================
Cash and cash equivalents at end of period                  $           -       $           -      $           -
                                                            ===============     ===============    ================





                       See Notes to Financial Statements.

                                BABYDATA.COM INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

BabyData.com (the Company) was founded by Dr. Amos Grunebaum, M.D. in July of 1997 (inception). On July 4, 1998, the Company launched a web site devoted to the publishing of conception and pregnancy information on the Internet. Operating activities relate primarily to the design and development of the Company's web site and therefore the Company is classified as a development stage company.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

WEB SITE

Web site consists of payments made to third parties for web site programming and design work and is carried at cost. Amortization is provided on a straight-line basis over the estimated useful life of three years.

INCOME TAXES

The Company is a sole proprietorship for federal income tax purposes. As a sole proprietorship, the Company is not subject to federal income tax, rather the
Company's  loss  is  included  in  the  tax  return  of  the  sole   proprietor.
Accordingly, no provision for federal income tax is reflected in the accompanying financial statements.

CONTRIBUTED SERVICES

The Company's sole owner has contributed various services to the Company since its inception. No amounts have been recorded in the accompanying financial statements related to these contributed services, as their fair value is not objectively determinable or measurable.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 requires that entities capitalize certain costs related to internal use software once certain criteria have been met. The Company is required to implement SOP 98-1 for the year ending December 31, 1999. Adoption of SOP 98-1 is not expected to have a material impact on the Company's financial condition or results of operations.

In April 1998, the Accounting Standards Executive Committee issued SOP 98-5, "Reporting on the Costs of Start-up Activities" (SOP 98-5). Start-up activities are defined broadly as those one-time activities related to the opening of a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer, commencing some new operation, or organizing a new entity. SOP 98-5 requires that the cost of start-up activities be expensed as incurred. SOP 98-5 is effective for the Company beginning in fiscal 1999. All start-up costs prior to December 31, 1998 were expensed as incurred.

2.  PROPRIETORSHIP EQUITY

Since inception, the Company has been owned as a sole proprietorship by Dr. Amos Grunebaum, M.D. In 1998 and 1997, the sole proprietor has contributed $44,318 and $10,844, respectively, to the Company as capital contributions in the form of payments of expenditures on behalf of the Company.

3.  SUBSEQUENT EVENTS

On March 15, 1999, the Company's sole owner entered into a Letter of Agreement (the Agreement) with a third party, Alterity Partners LLC (Alterity). Based on the terms of the Agreement, the two parties agreed to form a new corporate entity whereby the founder contributed all of the assets of the sole proprietorship (principally the web site) in exchange for 60% of the common stock, and Alterity agreed to provide certain management services (primarily technical enhancements to the web site) in exchange for 40% of the common stock.

The Company was incorporated as BabyData.com Inc. in the State of Delaware on August 27, 1999. The Company is authorized to issue 10,000 shares of common stock, $0.01 par value.

On September 9, 1999, the Company entered into an Agreement and Plan of Reorganization (the Reorganization Agreement) with OnHealth Network Company (acquiring company). Under the terms of the Reorganization Agreement, the acquiring company will acquire all of the outstanding shares of the Company's stock in exchange for approximately 682,000 shares of the acquiring company's common stock valued at approximately $5 million.

                                                 BABYDATA.COM
                                        (a development stage company)

                                           CONDENSED BALANCE SHEETS


                                                                               June 30,          December 31,
                                                                                 1999                1998
                                                                            ----------------    ---------------
                                                                              (Unaudited)

ASSETS

 Web site                                                                   $       50,255      $      37,345
 Web site development in process                                                     2,035              4,825
 Accumulated amortization                                                          (13,524)            (6,224)
                                                                            ----------------    ---------------
                                                                                    38,766             35,946

Total assets                                                                $       38,766      $      35,946
                                                                            ================    ===============

LIABILITIES AND PROPRIETORSHIP EQUITY

Current liabilities:
 Accrued expenses                                                           $        1,200      $         758
 Advances                                                                            2,035                  -
                                                                            ----------------    ---------------
Total current liabilities                                                                                 758
                                                                                     3,235

Proprietorship equity:
      Proprietorship capital                                                        58,435             44,318
      Deficit accumulated during development stage                                 (22,904)            (9,130)
                                                                            ----------------    ---------------
Total proprietorship equity                                                         35,531             35,188
                                                                            ================    ===============
Total liabilities and proprietorship equity                                 $       38,766      $      35,946
                                                                            ================    ===============



                  See Notes to Condensed Financial Statements.

                                              BABYDATA.COM
                                      (a development stage company)

                                   CONDENSED STATEMENTS OF OPERATIONS
                                               (Unaudited)

                                                                                            Period from
                                                       Six Months Ended June 30,           July 1, 1997
                                                  ------------------------------------    (inception) to
                                                       1999                1998            June 30, 1999
                                                  ---------------     ----------------    ----------------

Operating expenses:
     General and administrative                   $      13,774       $           -       $       22,904
                                                  ---------------     ----------------    ----------------
           Total operating expenses                      13,774                   -               22,904
                                                  ---------------     ----------------    ----------------
Loss from operations                                    (13,774)                  -              (22,904)
                                                  ---------------     ----------------    ----------------

Net loss                                          $     (13,774)      $           -       $      (22,904)
                                                  ===============     ================    ================




                  See Notes to Condensed Financial Statements.

                                                 BABYDATA.COM
                                        (a development stage company)

                                      CONDENSED STATEMENTS OF CASH FLOWS
                                                 (Unaudited)

                                                                                                 Period from
                                                               Six Months Ended June 30,         July 1, 1997
                                                           ----------------------------------  (inception) to
                                                               1999               1998          June 30, 1999
                                                           --------------    ---------------   ---------------

OPERATING ACTIVITIES:
     Net loss                                              $     (13,774)    $           -      $     (22,904)
     Adjustments to reconcile net loss to cash used
      in operating activities:
         Amortization                                              7,300                 -             13,524
         Changes in assets and liabilities:
             Increase in accrued expenses                            442                 -              1,200
             Increase in advances                                  2,035                 -              2,035
                                                           --------------    ---------------    ---------------
Net cash used in operating activities                             (3,997)                -             (6,145)

INVESTING ACTIVITIES:
     Payments for Web site development                           (10,120)          (10,844)           (52,290)
                                                           --------------    ---------------    ---------------
Net cash used in investing activities                            (10,120)          (10,844)           (52,290)

FINANCING ACTIVITIES:
     Capital contributions from owner                             14,117            10,844             58,435
                                                           --------------    ---------------    ---------------
Net cash provided by financing activities                         14,117            10,844             58,435
                                                           --------------    ---------------    ---------------

Net increase in cash and cash equivalents                              -                 -                  -
Cash and cash equivalents at beginning of period                       -                 -                  -
                                                           ==============    ===============    ===============
Cash and cash equivalents at end of period                 $           -     $           -      $           -
                                                           ==============    ===============    ===============


                   See Notes to Condensed Financial Statements.

                                  BABYDATA.COM
                          (a development stage company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 1999

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the financial statements for the year ended December 31, 1998, for the period from July 1, 1997, (inception) to December 31, 1997, and for the period from July 1, 1997 (inception) to December 31, 1998, and notes thereto included herein.

2.  LETTER OF AGREEMENT

On March 15, 1999, the Company's sole owner entered into a Letter of Agreement (the Agreement) with a third party, Alterity Partners LLC (Alterity). Based on the terms of the Agreement, the two parties agreed to form a new corporate entity whereby the founder contributed all of the assets of the sole proprietorship (principally the web site) in exchange for 60% of the common stock, and alternatively agreed to provide certain management services (primarily technical enhancements to the web site) in exchange for 40% of the common stock. The new corporate entity, BabyData.com Inc., was incorporated in the State of Delaware on August 27, 1999.

Based on the terms of the Agreement, Alterity provided management services at no cost to the Company in the form of certain web site enhancements. No amounts have been recorded in the accompanying financial statements related to these contributed services, because their fair value is not objectively determinable or measurable.

3.  ADVANCES

Advances consist of payments made by Alterity to a third party for programming to enhance the web site. Such costs have been capitalized. Subsequent to June 30, 1999, the advances were recorded as capital contributions from Alterity upon incorporation of BabyData.com Inc. (see Note 2).

4.  SUBSEQUENT EVENTS

On September 9, 1999, the Company entered into an Agreement and Plan of Reorganization (the Reorganization Agreement) with OnHealth Network Company (acquiring company). Under the terms of the Reorganization Agreement, the acquiring company will acquire all of the outstanding shares of the Company's stock in exchange for approximately 682,000 shares of the acquiring company's common stock valued at approximately $5 million.

(b) Unaudited pro forma financial information

         The following unaudited pro forma combined condensed financial statements give effect to the BabyData acquisition, which occurred on September 9, 1999, using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of BabyData have been combined with the recorded values of the assets and liabilities of OnHealth in the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it had occurred on June 30, 1999. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to the BabyData acquistion as if it had occurred on January 1, 1998.

         The unaudited pro forma combined condensed financial statements are for illustrative purposes only and do not purport to represent what OnHealth's financial position or results of operations would have been if the acquisition had occurred on such dates or to project OnHealth's financial position or results of operations as of any future date or for any future period. The unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of OnHealth included in its: (a) Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 and (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as well as the historical financial statements and the related notes thereto of BabyData included in this report.

         The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of OnHealth and BabyData to account for the acquisition as a purchase and, accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

         The unaudited pro forma financial information has been prepared based on the assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the assets of BabyData based on the estimates of their fair value. In the opinion of OnHealth, all adjustments necessary to present fairly such unaudited pro forma financial information have been made based on the terms and structure of the acquisition.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                 (In thousands)
                                   (Unaudited)


                                                                                                       Pro Forma         Pro Forma
                                                                     OnHealth        BabyData         Adjustments         Balances
                                                                   -------------    ------------    ---------------    -------------

ASSETS

Current assets:
      Cash and cash equivalents                                    $      8,854     $         -     $            -     $      8,854
      Accounts receivable                                                   488               -                  -              488
      Other current assets                                                1,791               -                  -            1,791
                                                                   -------------    ------------    ---------------    -------------
Total current assets                                                     11,133               -                  -           11,133

Furniture and equipment, net                                              1,120               -                  -            1,120
Web development assets, net                                                   -              39                  4  c            43
Goodwill, net                                                                 -               -              3,300  c         3,300
Other non-current assets                                                     44               -                  -               44
                                                                   -------------    -------------   ---------------    -------------
Total assets                                                       $     12,297     $        39     $        3,304     $     15,640
                                                                   =============    ============    ===============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                              $     3,735      $         -     $            -     $      3,735
     Other accrued expenses                                              1,259                3                 60  a         1,322
                                                                   -------------    ------------    ---------------    -------------
Total current liabilities                                                4,994                3                 60            5,057

Other non-current liabilities                                               34                -                  -               34

Shareholders' equity:
      Proprietorship capital                                                 -               58               (58)  b             -
      Preferred stock, $0.01 par value                                       -                -                 -                 -
      Common stock, $0.01 par value                                        162                -                 7   a           169
      Additional paid-in-capital                                       107,765                -             4,679   a       112,444
      Accumulated deficit                                             (100,658)             (22)               22   b      (100,658)
      Deferred compensation                                                  -                -            (1,406)  c        (1,406)
                                                                   -------------    ------------    ---------------    -------------
Total shareholders' equity                                               7,269               36             3,244            10,549
                                                                   -------------    ------------    ---------------    -------------
Total liabilities and shareholders' equity                         $    12,297      $        39     $       3,304      $     15,640
                                                                   =============    ============    ===============    =============




         See Notes to Pro Forma Combined Condensed Financial Statements.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                              Pro Forma          Pro Forma
                                                             OnHealth        BabyData        Adjustments          Combined
                                                           -------------    ------------    ---------------    ---------------

Net revenue                                                $        781     $         -     $            -     $         781
Cost of revenue                                                      99               -                  -                99
                                                           -------------    ------------    ---------------    ---------------
Gross margin                                                        682               -                  -               682

Operating expenses:
     Product development, editorial and design                    3,048               -                  -             3,048
     Sales and marketing                                          7,011               -                  -             7,011
     General and administrative                                   1,997              14                  -             2,011
     Acquisition related costs, including amortization
     of goodwill and purchased intangibles                            -               -                557  c            557
                                                           -------------    ------------    ---------------    ---------------
            Total operating expenses                             12,056              14                557            12,627

Loss from operations                                            (11,374)            (14)              (557)          (11,945)

     Interest income                                                229               -                  -               229
     Other income                                                     2               -                  -                 2
                                                           -------------    ------------    ---------------    ---------------
     Total interest and other income                                231               -                  -               231
                                                           -------------    ------------    ---------------    ---------------
Net loss                                                        (11,143)            (14)              (557)          (11,714)

Net loss applicable to common shareholders                 $    (11,143)    $       (14)    $         (557)    $     (11,714)
                                                           =============    ============    ===============    ===============

Net loss per common share-
     Basic and diluted                                     $      (0.72)                                       $       (0.72)
                                                           =============                                       ===============

Weighted average number of common shares
     outstanding                                                 15,544                                682            16,226
                                                           =============                    ===============    ===============

         See Notes to Pro Forma Combined Condensed Financial Statements.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (In thousands, except per share data)
                                   (Unaudited)



                                                                                              Pro Forma          Pro Forma
                                                             OnHealth        BabyData        Adjustments          Combined
                                                           -------------    ------------    ---------------    ---------------

Net revenue                                                $      1,522     $         -     $            -     $       1,522
Cost of revenue                                                     767               -                  -               767
                                                           -------------    ------------    ---------------    ---------------
Gross margin                                                        755               -                  -               755

Operating expenses:
     Product development, editorial and design                    3,744               -                  -             3,744
     Sales and marketing                                          5,626               -                  -             5,626
     General and administrative                                   2,404               9                  -             2,413
     Acquisition related costs, including amortization
     of goodwill and purchased intangibles                            -               -              1,113  c          1,113
     Stock-based compensation                                         -               -              1,406  c          1,406
                                                           -------------    ------------    ---------------    ---------------
            Total operating expenses                             11,774               9              2,519            14,302
                                                           -------------    ------------    ---------------    ---------------

Loss from operations                                            (11,019)             (9)            (2,519)          (13,547)

     Interest income                                                 84               -                  -                84
     Other income                                                    (4)              -                  -                (4)
                                                           -------------    ------------    ---------------    ---------------
     Total interest and other income                                 80               -                  -                80
                                                           -------------    ------------    ---------------    ---------------
Net loss                                                       (10,939)              (9)            (2,519)          (13,467)
Preferred stock dividends                                         (103)               -                  -              (103)
Preferred stock accretion                                         (702)               -                  -              (702)
Preferred stock deemed dividend                                   (220)               -                  -              (220)
                                                           -------------    ------------    ---------------    ---------------

Net loss applicable to common shareholders                 $   (11,964)     $        (9)    $       (2,519)    $     (14,492)
                                                           =============    ============    ===============    ===============

Net loss per common share-
     Basic and diluted                                     $     (1.12)                                        $       (1.29)
                                                           =============                                       ===============

Weighted average number of common shares
     outstanding                                                 10,680                                531            11,211
                                                           =============                    ===============    ===============

         See Notes to Pro Forma Combined Condensed Financial Statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         BASIS OF PRESENTATION

         The purchase price for BabyData.com was approximately $4.7 million and was comprised of 681,534 shares of OnHealth common stock, par value $0.01 per share ("OnHealth Common Stock"), including approximately $60,000 of acquisition costs.

         This purchase was accounted for under the purchase method of accounting in accordance with APB No. 16, whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of BabyData have been combined with the OnHealth column in the unaudited pro forma combined condensed financial statements. The $4.7 million purchase price was allocated to goodwill, $3.3 million; deferred compensation; $1.4 million, and other purchased intangibles, $39,000.

         PRO FORMA ADJUSTMENTS FOR BABYDATA

         (a) To reflect the issuance of OnHealth Common Stock having an aggregate value of approximately $4.7 million, including approximately $60,000 of transaction costs, to consummate the BabyData acquisition.

         (b)  To eliminate the historical proprietorship equity of BabyData.

         (c) To record the excess of the purchase price over the estimate fair value of assets and liabilities acquired in connection with the BabyData acquisition and the related amortization. The intangible component of the consideration for this transaction, which includes goodwill and purchased intangibles, will be amortized on a straight-line basis over three years. The deferred compensation, which was the result of restricted shares issued pursuant to the employment agreement entered into by OnHealth and one key employee of BabyData, will be amortized over one year.

         PRO FORMA LOSS PER COMMON SHARE

         Basic pro forma earnings per share is computed using the weighted average number of OnHealth common shares outstanding during the period plus shares of OnHealth Common Stock issued in connection with the BabyData acquisition. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of OnHealth Common Stock issued in connection with the BabyData acquisition. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation as their effect is antidilutive. Shares issued in connection with the BabyData acquisition, with exception to the restricted shares, are assumed outstanding at the beginning of the periods presented. Basic and diluted pro forma earnings per share for the year ended December 31, 1998 exclude 102,230 outstanding restricted common shares.

         CONFORMING AND RECLASSIFICATION ADJUSTMENTS

         There were no adjustments required to conform the accounting policies of BabyData. There have been no intercompany transactions.

         (c) Exhibits

The following exhibits are filed herewith:

         2.1* Agreement and Plan of Reorganization among OnHealth Network Company, BabyData.com Inc., BB Acquisition, Inc. and the stockholders of BabyData.com Inc. dated as of September 9, 1999.

         99.1*    Press release of the Registrant.
         -------------
         * Incorporated by reference to the Company's Report on Form 8-K, as filed with the Securities and Exchange Commission on September 15, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            OnHealth Network Company

Date: November 22, 1999                               By: \S\ RON STEVENS
                                                         -----------------------
                                                         Ron Stevens
                                                         Chief Financial Officer